SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                        ___________________


                              FORM 8-K

                           CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported):
                         January 22, 1998


                        WORLD AIRWAYS, INC.
         (Exact name of registrant as specified in charter)


Delaware                     0-26582              94-1358276
(State or other            (Commission          (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


 13873 Park Center Road, Suite 490, Herndon, Virginia     20171
    (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code:
                          (703) 834-9200

ITEM 5. Other Events.

     As previously announced, in August 1997 World Airways, Inc. ("World Airways") entered into an agreement for the purchase by World Airways of up to 4,000,000 shares of World Airways common stock owned by WorldCorp, Inc. ("WorldCorp") at a purchase price per share of $7.65. On September 18, 1997, WorldCorp sold 3,227,000 shares of World Airways common stock to World Airways. The agreement to purchase shares of World
Airways common stock triggered certain "co-sale" rights under a shareholders agreement among MHS Berhad ("MHS"), WorldCorp and World Airways that would permit MHS to sell 773,000 shares of World Airways common stock. On January 22, 1997, MHS sold the remaining 773,000 shares of World Airways common stock to World Airways.

                             SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    WORLD AIRWAYS, INC.



                                    By:  /s/ Russell L. Ray, Jr.
                                         Russell L. Ray, Jr.
                                         President and Chief
                                         Executive Officer


Date:  February 9, 1998